Section 1350 Certifications

CERTIFICATE OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Phil Derry, a Director and Secretary, who also performs the function of principal financial officer of Capital Mineral Investors, Inc., certify that the Annual Report on Form 10-KSB/A (the "Report") for the year ended December 31, 2005, filed with the Securities and Exchange Commission on the date hereof:

     (i)   fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     (ii)   the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Capital Mineral Investors, Inc.

By:	/s/ Phil Derry Phil Derry Secretary and a member of the Board of Directors (who also performs the function of Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Capital Mineral Investors, Inc. and will be retained by Capital Mineral Investors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.